Exhibit 23.5

January 3, 2022

CONSENT OF QUALIFIED PERSON

Re: Form 8-K of Perpetua Resources Corp. (the “Company”)

I, Grenvil Marquis Dunn, C.Eng., consent to:

•	the public filing by the Company and use of the technical report titled “Stibnite Gold Project S-K 1300 Technical Summary Report” (the “Technical Report Summary”), with an effective date of December 31, 2021, and that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities Exchange Commission, as an exhibit to and referenced in the Company’s Form 8-K dated January 3, 2022 (the “Form 8-K”);

•	the use of and reference to my name, including my status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-X promulgated by the U.S. Securities Exchange Commission), in connection with the Form 8-K and any such Technical Report Summary;

•	any extracts from, or summary of, the Technical Report Summary in the Form 8-K and the use of any information derived, summarized, quoted or referenced from the Technical Report Summary, or portions thereof, that was prepared by me, that I supervised the preparation of, and/or that was reviewed and approved by me, that is included or incorporated by reference in the Form 8-K;

•	the incorporation by reference of the Technical Report Summary into the Company’s Registration Statement on Form S-8 (Registration No. 333-256925), filed on June 9, 2021, relating to the Company’s Omnibus Equity Incentive Plan;

•	the incorporation by reference of the Technical Report Summary into the Company’s Registration Statement on Form S-8 (Registration No. 333-255147), filed on April 9, 2021, relating to the Company’s 2011 Evergreen Incentive Stock Option Plan.

I am responsible for authoring, and this consent pertains to, Sections 10.3 and 10.4 of the Technical Report Summary. I certify that I have read the Form 8-K and that it fairly and accurately represents the information in the Technical Report Summary for which I am responsible.

By:	/s/ Grenvil Marquis Dunn, C.Eng.

Name:	Grenvil Marquis Dunn, C.Eng.